UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): April 7, 2021

UNIQUE LOGISTICS INTERNATIONAL, INC.

(Exact name of registrant as specified in its charter)

Nevada	333-153035	01–0721929
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(IRS Employer Identification No.)

154-09 146th Ave,
Jamaica, NY 11434
(Address of principal executive offices)

(718) 978-2000
(Registrant’s telephone number, including area code)

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[   ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[   ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[   ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[   ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
None	None	None

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company [   ]

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. [   ]

Item 1.01 Entry Into A Material Definitive Agreement

On April 7, 2021, Unique Logistics International, Inc. (the “Company”) entered into an Amended and Restated Promissory Note (the “Amended and Restated Note”) with an accredited investor (the “Investor”), pursuant to which the Company and the Investor agreed to amend and restate in its entirety that certain promissory note, issued to the Investor on March 19, 2020 (the “ Original Note”). The Amended and Restated Note supersedes and replaces the Original Note.

The Amended and Restated Note is in the principal aggregate amount of $1,000,000 and bears interest at a rate of a guaranteed 7.5% or Seventy-Five Thousand dollars ($75,000.00) at maturity. The Amended and Restated Note matures on June 15, 2021 (the “Maturity Date”). The Company may prepay the Amended and Restated Note without penalty.

The Amended and Restated Note contains certain events of default. In the event of a default, at its’ option and sole discretion, the Investor may consider the Amended and Restated Note immediately due and payable. Upon such an event of default, the interest rate increases to eighteen percent (18%) per annum.

A copy of the Amended and Restated Note is included as Exhibit 4.1 to this Current Report and is hereby incorporated by reference. All references to the Amended Note are qualified, in their entirety, by the text of such exhibits.

Item 2.03 Creation of Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement by a Registrant

The disclosure under Item 1.01 of this Current Report on Form 8-K is incorporated into this Item 2.03 by reference.

Item 9.01. Exhibits.

(d) Exhibits

Exhibit No.	Exhibit
4.1	Amended and Restated Promissory Note, dated April 7, 2021.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

UNIQUE LOGISTICS INTERNATIONAL, INC.

Dated: April 9, 2021	By:	/s/ Sunandan Ray
Sunandan Ray
Chief Executive Officer